Exhibit 99.1

FOR IMMEDIATE RELEASE

FairPoint Announces Private Debt Exchange Offer
for its 13 1/8% Senior Notes due 2018

CHARLOTTE, N.C. (June 24, 2009) — FairPoint Communications, Inc. (NYSE: FRP) (“FairPoint” or the “Company”) announced today the commencement of a private exchange offer (the “Exchange Offer”) for all of FairPoint’s outstanding 13 1/8% Senior Notes due 2018 (CUSIP No. 305560 AH7) (the “Notes”) held by qualified institutional buyers and accredited investors.  The Exchange Offer is primarily designed to reduce FairPoint’s cash interest expense for the second and third quarters of 2009 and to help FairPoint maintain compliance with the interest coverage ratio maintenance covenant contained in its senior secured credit facility (the “Credit Facility”) for the measurement period ending June 30, 2009.  Accordingly, the Company believes the consummation of the Exchange Offer is critical to its continued viability, while it works with its financial advisor to evaluate its current capital structure and to explore options with respect to a broader and more permanent restructuring of its current capital structure.

As a result of issues which occurred following the transition to FairPoint’s new systems, the Company has been unable to fully execute its 2009 operating plan and revenue has continued to decline. In addition, cash collections have remained below pre-cutover levels, causing further stress on liquidity. Should these factors persist, the Company may be unable or unwilling to make the October 1, 2009 interest payment on the Notes. Should the Company be unwilling or unable to make the October 1, 2009 interest payment on the Notes, such failure would constitute an event of default under the indenture governing the Notes (the “Indenture”) as well as under the Credit Facility, in each case following the expiration of the 30-day cure period contained in the Indenture with respect to such payment.

FairPoint believes that its Credit Facility contains a number of favorable provisions which are unlikely to be replicated in the current lending market, including, among others, interest rates of LIBOR plus 2.5% to 2.75% and extended maturity dates. Accordingly, FairPoint believes that maintaining the Credit Facility with its current terms has significant value to the Company.

The Exchange Offer will expire at 11:59 p.m., New York City time, on July 22, 2009, unless extended (such time and date, as it may be extended, the “Expiration Date”).  One of the conditions to the Company’s obligation to consummate the Exchange Offer is that a minimum of 95% of the aggregate principal amount of the outstanding Notes must be validly tendered for exchange and not validly withdrawn prior to the Expiration Date.

Subject to the terms and conditions of the Exchange Offer, each holder of Notes (each, a “Holder” and collectively, the “Holders”) eligible to participate in the Exchange Offer will be entitled to receive New Notes equal to 100% of the principal amount of the Notes tendered, plus accrued and unpaid interest on the Notes up to, but not including, the Settlement Date (as defined herein), which may be paid, at FairPoint’s option, in the form of additional New Notes or a combination of cash and additional New Notes.

The New Notes will be identical to the Notes in all material respects, except that (1) FairPoint will be permitted to pay the interest payable on the New Notes on October 1, 2009 in the form of cash, by capitalizing such interest and adding it to the principal amount of the New Notes or a combination of both cash and such capitalization of interest, at FairPoint’s option, and (2) the New Notes will mature on April 2, 2018, the day after the maturity date of the Notes. The New Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Concurrently with the Exchange Offer, FairPoint is also soliciting consents from the Holders (the “Consent Solicitation”) for certain amendments to the Indenture to eliminate or amend substantially all of the restrictive covenants and modify certain of the events of default and certain other provisions presently contained in the Indenture (collectively, the “Proposed Amendments”).  In order to amend the Indenture, consents are required from Holders of at least a majority of the aggregate principal amount of the outstanding Notes. A tender by any Holder in the Exchange Offer will also constitute a consent in the Consent Solicitation to the adoption of the Proposed Amendments.  The Proposed Amendments will not become operative unless and until the Exchange Offer is consummated.  The Company will pay a fee for consents delivered in the Consent Solicitation, which fee will be equal to $2.50 in cash per $1,000 aggregate principal amount of Notes exchanged in the Exchange Offer, to all Holders who have validly delivered and have not validly revoked a consent in the Consent Solicitation prior to 5:00 p.m., New York City time, on July 8, 2009.

The deadline for withdrawing Notes (and related consents) tendered in the Exchange Offer and Consent Solicitation will expire at 5:00 p.m., New York City time, on July 8, 2009, unless extended (such time and date, as it may be extended, the “Withdrawal Deadline”).  Notes (and related consents) tendered in the Exchange Offer and Consent Solicitation may be withdrawn at any time prior to the Withdrawal Deadline, but may not be withdrawn after that deadline.  The “Settlement Date” for the Exchange Offer will be promptly after the Expiration Date and is expected to be the third business day after the Expiration Date.

Documents relating to the Exchange Offer and Consent Solicitation will only be distributed to Holders of Notes who complete and return a letter of eligibility confirming that they are qualified institutional buyers or accredited investors.  Holders who desire a copy of the eligibility letter should contact the Information Agent for the Exchange Offer and Consent Solicitation, Global Bondholder Services Corporation, at (866) 389-1500 (toll free) or (212) 430-3774 (banks and brokers only).

This news release is neither an offer to purchase nor a solicitation of an offer to sell the Notes nor an offer to sell the New Notes.  The Exchange Offer and Consent Solicitation is made only by, and pursuant to the terms set forth in, the Exchange Offer Memorandum and Consent Solicitation Statement, and the information in this news release is qualified by reference to the Exchange Offer Memorandum and Consent Solicitation Statement and the accompanying Letter of Transmittal.  Subject to applicable law, FairPoint may amend, extend or terminate the Exchange Offer and Consent Solicitation.  Persons with questions regarding the Exchange Offer and Consent Solicitation should contact the Information Agent, Global Bondholder Services Corporation, at (866) 389-1500 (toll free) or (212) 430-3774 (banks and brokers only).

About FairPoint

FairPoint Communications, Inc. is an industry leading provider of communications services to communities across the country. Today, FairPoint owns and operates local exchange companies in 18 states offering advanced communications with a personal touch, including local and long distance voice, data, Internet, television and broadband services. FairPoint is traded on the New York Stock Exchange under the symbol FRP.  Learn more at www.fairpoint.com.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.

Source: FairPoint Communications, Inc., www.FairPoint.com.

Investor Contact:  Brett Ellis (866) 377-3747; bellis@fairpoint.com

Media Contact: Rose Cummings (704) 602-7304; rcummings@fairpoint.com

###